Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE BY MAIL

Vote, sign and date this Proxy

Card and return in the

postage-paid envelope

VOTE IN PERSON

Attend Shareholder Meeting

4000 Ericsson Drive

Warrendale, PA 15086-7561

on October , 2015

Please detach at perforation before mailing.

FEDERATED ENHANCED TREASURY INCOME FUND PROXY 4000 ERICSSON DRIVE WARRENDALE, PA 15086-7561	Proxy

COMMON SHARES

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Enhanced Treasury Income Fund (“FTT”), hereby designate and appoint Edward C. Bartley, Erin Dugan, Maureen Ferguson, George F. Magera, Kary Moore, Mark R. Thompson and Clair Pagnano as proxies to act at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October , 2015 at 4000 Ericsson Drive, Warrendale, PA15086-7561, at :00 a.m. (Eastern Time) and at any adjournment thereof.

The proxies named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated, this proxy will be voted “For” approval of all Proposals. Discretionary authority is hereby conferred as to all other matters as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF FEDERATED ENHANCED TREASURY INCOME FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL(S).

YOUR VOTE IS IMPORTANT.

Please complete, sign and return this card as soon as possible. Please sign this proxy exactly as your name appears on the books of FTT. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature

Signature (if held jointly)

Date [FTT_ ]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholders Meeting to Be Held on October , 2015.

The Proxy Statement for this meeting is available at:

Please detach at perforation before mailing.

The Board of Trustees recommends that you vote FOR the proposal(s) below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

1.

Election of J. Christopher Donahue, Peter E. Madden, and Charles F. Mansfield, Jr. as Class III Trustees of the Fund

Nominees:

01.      J. Christopher Donahue

02.      Peter E. Madden

03.      Charles F. Mansfield, Jr

INSTRUCTIONS: To withhold authority to vote “FOR” any individual nominee(s), mark the “For All Except” box and write that nominee name(s) on the line provided below.

2.

 Proposed Agreement and Plan of Reorganization pursuant to which the Federated Enhanced

Treasury Income Fund (the “Acquiring Fund”), a newly created series of Federated Income Securities Trust, an open-end investment company, would acquire all, or substantially all, of the assets of FTT in exchange for shares of the Acquiring Fund to be distributed pro rata by FTT to its shareholders, in a complete liquidation and dissolution of FTT.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

[FTT_      ]